EXHIBIT 99.2

                     HOME PROPERTIES OF NEW YORK, INC.
                     HOME PROPERTIES OF NEW YORK, L.P.
                         EXECUTIVE RETENTION PLAN

     This Executive Retention Plan is adopted by Home Properties of New York, Inc. (the "Company"), a Maryland corporation organized and operated as a real estate investment trust ("REIT"), and Home Properties of New York, L.P. (the "Operating Partnership"), a New York limited partnership, as of the __ day of February, 1999. The Company, the Operating Partnership and any subsidiary entities controlled by the Company or the Operating Partnership are collectively referred to herein as the "Company."

1.   PURPOSES OF THE PLAN

     The Board of Directors (the "Board") of the Company, has determined that it is in the best interests of the Company and its shareholders and the Operating Partnership and its partners to assure that certain of the Company's officers and employees (the "Participants") will be able to carry out their functions in the best interests of the shareholders of the Company and the partners of the Operating Partnership not distracted by the ongoing consolidation in the REIT industry and notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is in the best interests to diminish the inevitable distraction of the Participants because of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage Participants' full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Participants with compensation and benefits arrangements upon a Change of Control which ensure that (a) such attention and dedication are likely through protecting the compensation and benefits expectations of Officer, and (b) such arrangements are competitive with those of other entities in the REIT industry.

2.   CERTAIN DEFINITIONS.

     (a) "Base Salary" means the Participant's wage or salary base for federal income tax purposes on the Termination Date without regard to annual or special bonuses or compensation income resulting from employee benefit plans of the Company (E.G., stock grants, options, excess life insurance).

     (b) "Bonus" means an annual bonus in cash under the Bonus Plan, or any comparable bonus under any predecessor or successor plan.

     (c) "Bonus Plan" means the Company's Bonus Plan and any successor or replacement plan providing for periodic cash bonuses based on various categories or pay grades and related individual and Company performance criteria.

     (d) "Cause" means: (i) the willful and continued failure of a Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from the incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to a Participant by the Board or one of the co-Chief Executive Officers of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or
(ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act, on the part of Participant, shall be considered "willful" unless it is done, or omitted to be done, by Participant in bad faith or without reasonable belief that Participant's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of one of the co-Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

     (e)  "Change of Control" means:

          (i) The acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either: (y) the then-outstanding shares of common stock of the Company or interests in the Operating Partnership (either such stock or interests the "Outstanding Company Equity"), or (z) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation or the Operating Partnership, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, or (D) the acquisition by any Person pursuant to a transaction which complies with clauses (y) and (z) of Section 2(e)(iii); or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date this Plan is adopted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, PROVIDED, HOWEVER, any individual whose initial assumption of office occurs as a result of an acquisition of any equity interest in the Company or an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board shall not be deemed a member of the Incumbent Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless: (y) following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Equity and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock or other equity and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Equity and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock or other equity of the entity or similar voting control of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or (z) prior to such Business Combination, the Incumbent Board determines in good faith and in the reasonable exercise of its discretion, by the affirmative vote of at least two-thirds of its members, that the Business Combination is not a transaction which was intended to be a "Change of Control" for purposes of this Plan; or

     (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or by the partners of the Operating Partnership, provided that such liquidation or dissolution is not abandoned by the Board.

     (f) "Corporate Staff" means the senior management employees, in each case, who qualify for bonuses in "Category 3" or above under the Bonus Plan or equivalent under any successor or substitute bonus plan or policy.

     (g) "Effective Date" means the first date on which a Change of Control occurs, provided, however, if a Change of Control occurs and if a Participant's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Participant that such termination of employment: (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan, the "Effective Date" as to such Participant means the date immediately prior to the date of such termination of employment.

     (h) "Employee Benefit Plans" any employee benefit plan in which the Participants participate other than Welfare Benefit Plans.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and, where applicable, the rules and regulations promulgated thereunder and judicial interpretations thereof.

     (j) "Good Reason" means: (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as such authority, duties or responsibilities were assigned to or exercised by the Participant immediately prior to the Change in Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) the Company's requiring Participant to be based at any office or location more than 30 miles from the location at which the Participant was principally employed prior to the Change in Control; (iii) a material reduction by the Company of the Participant's compensation; or (iv) any failure by the Company to require any successor to the Company to expressly assume and agree to perform this Plan as provided in Section 8(c) of this Plan.

     (k)  "Gross Up Payment" means the amount calculated in accordance with
Section 7(a).

     (l) "Notice of Termination" means a written notice which: (i) indicates the specific basis on which the Participant's employment is being terminated, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated, and (iii) the Termination Date.

     (m) "Officers" means the officers of the Company and other senior management employees, in each case, who qualify for bonuses in "Category 4" or above under the Bonus Plan or equivalent under any successor or substitute bonus plan or policy.

     (n) "Other Senior Staff" means all employees on the "corporate" payroll of the Company (and not the "site" payroll), other than the Officers or Corporate Staff.

     (o) "Participant" means any of the Officers, Corporate Staff or Other Senior Staff.

     (p) "Termination Date" means (i) if a Participant's employment is terminated by the Company for Cause, or by a Participant for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (ii) if a Participant's employment is terminated by the Company other than for Cause, the Termination Date shall be the date on which the Company notifies
Participant of such termination.

     (q) "Welfare Benefit Plan" means welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs).

     (r) "Window Period" means the 30-day period commencing on the first anniversary of the date the Change of Control is effective.


     3.   TERMINATION OF EMPLOYMENT; OBLIGATIONS OF THE COMPANY UPON
TERMINATION.

          (a) OFFICERS. In the event the employment of an Officer is terminated on or after the Effective Date and during the two-year period following such Effective Date by the Company without Cause or by the Officer for Good Reason, or if such employment is terminated by the Officer during the Window Period for any reason, the Company shall pay to the Officer in a lump sum in cash within 30 days after the Termination Date the aggregate of the following amounts: (i) the Officer's Base Salary through the Termination Date to the extent not theretofore paid, (ii) all other amounts earned, accrued or deferred under the Bonus Plan, other Employee Benefit Plans, Welfare Benefit Plans or otherwise due from the Company to the Officer, (iii) two times the Officer's Base Salary, (iv) an amount equal to two times the last bonus which was awarded to the Officer under the Bonus Plan, and (v) the Gross-Up Amount.

          (b) MEMBERS OF CORPORATE STAFF. In the event the employment of a member of Corporate Staff is terminated on or after the Effective Date and during the two-year period following such Effective Date by the Company without Cause or by the Corporate Staff member for Good Reason, the Company shall pay to the Corporate Staff member in a lump sum in cash within 30 days after the Termination Date the aggregate of the following amounts: (i) the Corporate Staff member's Base Salary through the Termination Date to the extent not theretofore paid, (ii) all other amounts earned, accrued or deferred under the Bonus Plan, other Employee Benefit Plans, Welfare Benefit Plans or otherwise due from the Company to the Corporate Staff member, (iii) at the option of the Corporate Staff member, the lesser of
(y) two times the Officer's Base Salary, or (z) 2.99 multiplied by the average of the Corporate Staff member's Base Salary for the five years preceding the Termination Date (or such lessor period as such Corporate Staff member shall have been an employee of the Company)or such other amounts as may be determined to be an amount which would not trigger the Excise Tax, and (iv) an amount equal to two times the last bonus which was awarded to the Corporate Staff member under the Bonus Plan.

          (c) OTHER SENIOR STAFF. In the event the employment of an Other Senior Staff member is terminated on or after the Effective Date by the Company without Cause, or by the Corporate Staff member for Good Reason, the Company shall pay to the member of Other Senior Staff member in a lump sum in cash within 30 days after the Termination Date the aggregate of the following amounts: (i) the Other Senior Staff member's Base Salary through the Termination Date to the extent not theretofore paid, (ii) all other amounts earned, accrued or deferred under the Bonus Plan, other Employee Benefit Plans, Welfare Benefit Plans or otherwise due from the Company to the member of Other Senior Staff, and (iii) an amount equal to one month's Base Salary for each year such member of Other Senior Staff was employed by the Company (or a predecessor entity for which such Other Senior Staff member is given service credit for purposes of one or more of the Employee Benefit Plans), with a minimum of two month's Base Salary and a maximum of twenty-four month's Base Salary.

     4. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Plan shall prevent or limit a Participant's continuing or future participation in any plan, program, policy or practice provided by the Company and for which such Participant may qualify, nor shall anything herein limit or otherwise affect such rights as Participant may have under any contract or Plan with the Company. Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contractor agreement except as explicitly modified by this Plan.

     5. NO EMPLOYMENT RIGHTS. Each Participant and the Company acknowledge that, except as may otherwise be provided under any other written agreement between such Participant and the Company, the employment of each Participant by the Company is "at will" and each Participant's employment may be terminated by either the Participant or the Company at any time, subject in each case to any rights which the Participant may have to compensation after the Effective Date.

     6. NO MITIGATION. The Company's obligation to make the payments under this Plan shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others. In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.

     7.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

     (a) In the event it shall be determined that any payment or distribution by the Company to or for the benefit of an Officer (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor or similar provision or any interest or penalties are incurred by such Officer with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such Officer shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Officer retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other certified public accounting firm as may be designated by the Officer (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Officer within 15 business days of the receipt of notice from the Officer that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Officer shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Officer within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Officer. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made under Section 7(a).
In the event that the Company exhausts it remedies pursuant to Section 7(c) and the Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer.

     (c) The Officer shall notify the Company in writing of any claim against the Officer by the Internal Revenue Service which, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be (i) given as soon as practicable but no later than ten business days after Officer is informed in writing of such claim, and
(ii) apprise the Company of the nature of such claim and the date on which such claim is required to be paid. The Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall: (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Officer, (iii) cooperate with the Company in good faith in order effectively to contest such claim, and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Officer to pay such claim and sue for are fund, the Company shall advance the amount of such payment to the Officer, on an interest-free basis and shall indemnify and hold the Officer harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by Officer of an amount advanced by the Company pursuant to Section 7(c), Officer becomes entitled to receive any refund with respect to such claim, Officer shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Officer of an amount advanced by the Company pursuant to Section 7(c),a determination is made that Officer shall not be entitled to any refund with respect to such claim and the Company does not notify Officer in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     8.   SUCCESSORS AND ASSIGNS.

     (a) This Plan is personal to each Participant covered by the Plan and without the prior written consent of the Company shall not be assignable by any Participant, directly or indirectly or by operation of law, otherwise than by will or the laws of descent and distribution. The interests of each Participant under this Plan are not subject to the claims of any creditors of such Participant and may not be involuntarily assigned, alienated or encumbered. Any purported assignment in violation of this Plan shall be null and void. This Plan shall inure to the benefit of and be enforceable by Participant's legal representatives.

     (b) This Plan shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     9. MISCELLANEOUS.

     (a) This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. This Plan may not be amended or modified otherwise than by a written Plan executed by the parties hereto or their respective successors and legal representatives.

     (b) The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which any Participant may reasonably incur as a result of any contest by the Company, the Participants or others of the validity or enforceability of, or liability under, any provision of this Plan, plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code whether or not the Participant is successful in asserting such Participant's rights in such contest; provided, however, that the Company shall not be obligated to make any such reimbursement, and shall be entitled to repayment of any of Participant's legal fees or expenses previously advanced (i) if the Participant is unsuccessful, and (ii) if independent counsel mutually acceptable to the Company and the Participant determines that the assertion by such Participant of such contested rights under the Plan was in bad faith or frivolous. Payments for legal fees and expense shall be made by the Company within five business days after delivery of the Participant's written request for such payment accompanied by reasonably detailed evidence of such fee and expenses.

     (c) The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Plan, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

     (d) The Company may withhold from any amounts payable under this Plan such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) Any Participant's or the Company's failure to insist upon strict compliance with any provision of this Plan or the failure to assert any right of such Participant or the Company may have hereunder, including, without limitation, the right of Participants to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Plan.

     This Plan shall be deemed to constitute a contract between the Company and each Participant who serves as such at any time while this Plan is in effect. No repeal or amendment of this Plan, insofar as it reduces the extent of the benefits due any Participant, shall, without such Participant's express prior written consent be effective as to such Participant with respect to any Effective Date occurring or allegedly occurring prior to such repeal or amendment.